UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2011 (September 14, 2011)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On September 14, 2011, O’Charley’s Inc. (the “Company”) issued a press release announcing the appointment of Marc A. Buehler as the President of the Company’s O’Charley’s concept effective as of September 16, 2011 (the “Commencement Date”). A copy of the press release is furnished herewith as Exhibit 99.1.
     In connection with Mr. Buehler’s appointment as the President of the O’Charley’s concept, the Company entered into an Executive Employment Agreement (the “Agreement”) with Mr. Buehler. The Agreement has an initial term expiring September 30, 2014, and automatically renews for successive one-year terms unless either the Company or Mr. Buehler provides written notice of termination at least 90 days but no more than 180 days before the expiration of the initial term or any one-year renewal term. If the Company elects not to extend the initial term or any renewal term, and such decision is not based on a reason that would constitute a termination with cause (as defined in the Agreement), Mr. Buehler will be entitled to continued payment of base salary and employee health benefits for the remainder of the term of the Agreement and for a period of 26 weeks thereafter. Additionally, should the Company elect to terminate Mr. Buehler’s employment without cause (as defined in the Agreement), or should Mr. Buehler terminate his employment with good reason (as also defined in the Agreement), Mr. Buehler will be entitled to one times his base salary for the year in which his termination occurs, paid over a period of 52 weeks, and a continuation of employee health benefits for a period of twelve months following termination. The Company has also agreed to provide certain severance and benefits to Mr. Buehler should his employment with the Company be terminated following a change in control (all as more fully provided under the Agreement).
     Mr. Buehler’s base salary will be $400,000 per year, which amount may be increased annually in the discretion of the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board. For the Company’s 2011 fiscal year, Mr. Buehler will be entitled to receive a deferred signing bonus of $75,000 payable in accordance with the terms of the Agreement. For future fiscal years, the Agreement contemplates an annual target bonus opportunity for Mr. Buehler up to 60% of Mr. Buehler’s base salary at the target level of performance and based collectively on both the Company’s and O’Charley’s respective performance, the terms of such bonus opportunity to be determined by the Compensation Committee.
     On the Commencement Date, the Company will grant Mr. Buehler an option (the “Option”) to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Commencement Date. Provided that Mr. Buehler remains employed by the Company, one hundred percent of the shares subject to the Option will vest on September 16, 2014. The Option expires on September 16, 2018.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press Release dated September 14, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ R. Jeffrey Williams
R. Jeffrey Williams
Chief Financial Officer and Treasurer

Date: September 15, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated September 14, 2011